                                                                      EXHIBIT 10

                      EIGHTH MODIFICATION OF SECOND AMENDED
                           AND RESTATED LOAN AGREEMENT

         This Eighth Modification of Second Amended and Restated Loan Agreement ("Eighth Modification") is made and entered into the 15th day of December, 2000, by and among BANK OF AMERICA, N.A., successor to NATIONSBANK, N.A., a national banking association ("Bank") and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, DELTA SOFTWARE SYSTEMS, INC., a Tennessee corporation, TECHNOLOGY MANAGEMENT RESOURCES, INC., F/K/A TMR ACQUISITION, INC., a Tennessee corporation, PARTNERS CAPITAL GROUP, a California corporation, PARTNERS RESOURCES, INC., an Arizona corporation, SCB COMPUTER TECHNOLOGY OF ALABAMA, INC., an Alabama corporation, and PROVEN TECHNOLOGY, INC., a Tennessee corporation ("collectively Borrower").

                                 R E C I T A L S

         A. Borrower has previously obtained from Bank a revolving term loan facility (the "Revolving Loan") in the principal amount of $26,250,000.00 and a term loan facility (the "Term Loan") in the principal amount of $15,000,000.00.

         B. The terms and conditions of the Revolving Loan and the Term Loan are set forth in that certain Second Amended and Restated Loan Agreement dated July 31, 1998, as modified by that certain First Modification of Second Amended and Restated Loan Agreement dated September 15, 1998, and that certain Second Modification of Second Amended and Restated Loan Agreement dated May 20, 1999, and by that certain Third Modification of Second Amended and Restated Loan Agreement dated June 21, 1999, and by that certain Fourth Modification of Second Amended and Restated Loan Agreement dated February 17, 2000, and by that certain Fifth Modification of Second Amended and Restated Loan Agreement dated May 1, 2000, and as further amended by that certain Sixth Modification Second Amended and Restated Loan Agreement dated June 15, 2000, and as further amended by that certain Seventh Modification of Second Amended and Restated Loan Agreement dated August 11, 2000 (hereinafter as hereafter modified or amended collectively referred to as the "Agreement").

         C. Borrower has asked Bank to renew the Revolving Loan pursuant to the terms and conditions set forth herein and in the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. Capitalized terms not defined herein shall have the meaning contained in the Agreement.

         2. Section 1.K. is hereby deleted in its entirety and in lieu thereof shall read as follows:


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

                  "K.      LOANS:  The Revolving Loan, the Term Loan and any
subsequent loan which states that it is subject to this Agreement."

         3. Section 1.GG. of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                  "GG.     APPROVED COLLATERAL SHORTFALL:  The Approved
Collateral Shortfall will be as follows:

                  December 15, 2000 through January 31, 2001          $9,700,000.00
                  February 1, 2001 through April 30, 2001             $4,500,000.00
                  May 1, 2001 through June 15, 2001                           $0.00"

         4.       Section 1.HH. of the Agreement is deleted in its entirety.

         5. Section 2.A. of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                  "A.      REVOLVING LOAN. Bank hereby agrees to make one or
         more Loans to Borrower in the aggregate principal face amount of Twenty-Three Million Five Hundred Twenty-One Thousand Eight Hundred Twenty-Nine and No/100 Dollars ($23,521,829.00). The obligation to repay the Revolving loan is evidenced by a Modified Revolving Note dated December 15, 2000 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Revolving Note") having a maturity date, repayment terms and interest rate as set forth in the Revolving Note."

         6. Section 2.A.(i) is amended by changing December 15, 2000 to June 15, 2001.

         7. Section 2.A.(vi) is deleted in its entirety and in lieu thereof shall read as follows:

                           "(vi)    REDUCTION OF THE MAXIMUM AMOUNT OF REVOLVING
                  LOAN. The Borrower shall pay to Bank all proceeds from the sale of the Borrower's equity interest in IGS, the sale of Borrowers' direct financing lease portfolio, the payment of any income tax refund received by Borrower and the sale of any subsidiary or the assets (other than in the ordinary course of business) of any subsidiary of Borrower. In such case, there will be corresponding dollar for dollar reduction in the maximum amount of the Revolving Loan. On January 31, 2001, the maximum amount of the Revolving Loan will be further reduced by the greater of $5,000,000.00 or (an amount equal to the total income tax refund for fiscal year 1998, fiscal year 1999 and fiscal year 2000, minus $1,000,000.00)."

         8.       Section 2.C. of the Agreement is deleted in its entirety.



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
         9. Section 2.D. of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                  "D.      COLLATERAL. "The Notes and all obligations of
         Borrower to Bank shall be secured by the Collateral described in the Security Agreement together with the Honeywell Outsourcing Agreement and all assets of the former RAO Consulting, Inc., that was recently acquired by Borrower, and the Lock Box/Zero Balance Accounts, together with a security interest in and direct assignment of all income tax refunds to be received by Borrower."

         10. Section 4.A.(i) of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                           "(i) Maintain a ratio of Funded Debt to EBITDA no
                  greater than 5.0 to 1.0. This will be measured at the end of each month. EBITDA will be calculated on a rolling 12 month basis."

         11. Section 4.A.(iv) of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                           "(iv)    Maintain the following minimum EBITDA for
                  each month as shown below:


                                                            MINIMUM
                               MONTH                         EBITDA
                          -------------                   -------------
                          December 2000                   $1,265,000.00
                          January 2001                    $1,533,000.00
                          February 2001                   $1,518,000.00
                          March 2001                      $1,895,000.00
                          April 2001                      $1,589,000.00
                          May 2001                        $1,500,000.00"

         12. Section 4.B.(v) of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                           "(v)     Furnish to Bank monthly borrowing base
                  certificates in form and substance acceptable to Bank. The borrowing base certificate for the end of each month shall be submitted by the 20th calendar day of the following month. Borrower shall process its work in process through the end of such month during the ten day period following the end of the month, generate accounts receivable from such work in process and include those accounts receivable as of the end of the prior month in the month end borrowing base certificate. Borrower shall also furnish to Bank accounts receivable agings, a consolidating summary report (showing accounts receivable, ineligible accounts receivable by category, earned but unbilled accounts receivable, ineligible unbilled accounts receivable by category) and a reconciliation of


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

                  the accounts receivable aging to the general ledger, all as of the 15th of the month, with such reports to be furnished to Bank by the 25th of the month. Any other information that Bank may reasonably require will also be provided in a timely manner."

         13. Section 5.A of the Agreement is deleted in its entirety and in lieu thereof shall read as follows:

                  "A.      CAPITAL EXPENDITURES. From November 1, 2000, through
         July 31, 2001, Borrower will limit capital expenditures in each fiscal quarter to an amount not to exceed its total depreciation expense in that fiscal quarter."

         14.      Bank waives the following:

                  (a) The failure of the Borrower to maintain its minimum EBITDA for the period ending August 31, 2000.

                  (b) The failure of the Borrower on August 31, September 30 and October 31, 2000 to reduce the maximum outstanding balance of the Revolving Loan to an amount less than or equal to Borrowing Base.

         15. Borrower shall pay all costs incidental to this Eighth Modification including but not limited to the fees and expenses of Bank's counsel.

         16. In consideration for the waiver of certain defaults, the modification of the Agreement and the renewal of the Revolving Loan, Borrower hereby agrees that Bank shall earn a fee of $400,000.00 upon the execution of this Eighth Modification. This fee shall be payable on or before January 15, 2001 and the obligation to pay shall be secured by the Collateral. Bank agrees that it will waive and refund $300,000.00 of the fee if all obligations owed to Bank are paid on or before January 31, 2001. If all obligations are not paid on or before January 31, 2001, Bank agrees that it will waive and refund $200,000.00 of the fee if, prior to June 15, 2001, Borrower has permanently reduced the maximum amount of the Revolving Loan to a balance of less than $3,521,819.00, no Default has occurred under the Agreement and the Balance of the Revolving Loan is less than the Borrowing Base, computed with the Approved Collateral Shortfall at $0.00. Borrower shall deliver to Bank and amended and restated warrant that shall replace the warrant received pursuant to the Sixth Modification. The warrant price and the exercise period as defined in the common stock purchase warrant will be deleted and in lieu thereof shall read as follows:

         "Price. The Holder shall be entitled to subscribe for and purchase the number of shares of Common Stock set forth above at a purchase price per share (the "Price") payable in cash to the Company. As used herein, the term "Price" shall mean, with respect to the Common Stock, the average of the reported closing sale prices per share during the ten
         (10) consecutive trading days ending on December 29, 2000, on the over-the-counter market as quoted on the OTC Bulletin Board.


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

         Exercise. The Holder may exercise this Warrant, in whole or in part, at any time and from time to time beginning on January 1, 2001, and ending on January 1, 2004 (the Expiration Date")."

         17. The Addendum Borrowing Base Agreement attached as Exhibit A to the Sixth Modification is deleted in its entirety and in lieu thereof shall be replaced with the Addendum Borrowing Base Agreement attached as Exhibit A to this Eighth Modification.

         18. Borrower has previously represented to Bank that it has entered into agreements to sell the assets of Global Technologies, Inc. and Proven Technology, Inc. in transactions that will result in no net proceeds to Borrower. Bank consents to such sales and agrees to release its liens on the assets of those companies.

         19. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against the Borrower according to their terms; (b) all warranties and representations made by Borrower in the Loan Documents are hereby again warranted and represented to be true as of the date hereof, except with regard to matters expressed only as of a specific time or which have been supplemented or superseded by disclosures to Bank in writing and
(c) no default presently exists under the Loan Documents. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of set off and Borrower does hereby release Bank from any claim, known or unknown, that Borrower may have against Bank as of the execution. Borrower, on its own behalf and on behalf of its predecessors, successors, heirs and assigns (collectively, the "Releasing Parties"), hereby acknowledge and stipulate that as of the date of this Eighth Modification, none of the Releasing Parties has any claims or causes of action of any kind whatsoever against Bank or any of its officers, directors, employees, agents, attorneys, or representatives, or against any of their respective predecessors, successors, or assigns. Each of the Releasing Parties hereby forever releases, remises, and discharges Bank and all of its officers, directors, employees, agents, attorneys and representatives, and all of its respective predecessors, successors, and assigns, from any and all claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act from the beginning of time through the date of this Seventh Modification.

         20. As amended hereby, the Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Eighth Modification and the other written documents among the parties. The provisions of the Agreement regarding the arbitration of disputes and other general matters also govern this Eighth Modification. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.


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

         IN WITNESS WHEREOF, the parties have executed this Eighth Modification to be effective the day and year first above written.


BANK OF AMERICA, N.A., SUCCESSOR TO            PARTNERS CAPITAL GROUP
NATIONSBANK, N.A.
                                               By:   /s/   T. Scott Cobb
By: /s/ Steve H. Harvard                       Its:  President and CEO
Its: Assistant Vice President
                                               By:   /s/   Gordon L. Bateman
                                               Its:  Secretary


SCB COMPUTER TECHNOLOGY, INC.                  PARTNERS RESOURCES, INC.

By:   /s/   T. Scott Cobb                      By:   /s/   T. Scott Cobb
Its:  President and CEO                        Its:  President and CEO

By:   /s/   Gordon L. Bateman                  By:   /s/   Gordon L. Bateman
Its:  Secretary                                Its:  Secretary

DELTA SOFTWARE SYSTEMS, INC.                   PROVEN TECHNOLOGY, INC.

By:   /s/   T. Scott Cobb                      By:   /s/   T. Scott Cobb
Its:  President and CEO                        Its:  President and CEO

By:   /s/   Gordon L. Bateman                  By:   /s/   Gordon L. Bateman
Its:  Secretary                                Its:  Secretary

TECHNOLOGY MANAGEMENT                          SCB COMPUTER TECHNOLOGY OF
RESOURCES, INC.                                ALABAMA , INC.
F/K/A TMR ACQUISITION, INC.
                                               By:   /s/   T. Scott Cobb
By:   /s/   T. Scott Cobb                      Its:  President and CEO
Its:  President and CEO
                                               By:   /s/   Gordon L. Bateman
By:   /s/   Gordon L. Bateman                  Its:  Secretary
Its:  Secretary



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
       THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (2) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF LEGAL COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.

                          SCB COMPUTER TECHNOLOGY, INC.

               AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

       This Amended and Restated Common Stock Purchase Warrant (this "Warrant") is issued as of December 15, 2000, by SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation (the "Company"), to BANK OF AMERICA, N.A. (hereinafter together with its registered successors and assigns, the "Holder").

       Introduction. The Company issued that certain Common Stock Purchase Warrant dated as of June 15, 2000, to the Holder entitling the Holder to purchase 250,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), on the terms and subject to the conditions stated therein (the "Original Warrant"). The Company and the Holder now desire to amend and restated the Original Warrant as described herein. In consideration of the foregoing, and for certain good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Warrant is hereby amended and restated as follows:

       This certifies that, for value received, the Holder is entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company TWO HUNDRED FIFTY THOUSAND (250,000) shares of Common Stock at a purchase price per share determined as set forth in Section 1 hereof.

       This Warrant is subject to the following terms and conditions:

       1.     Warrant Price and Exercise.

              (a) Price. The Holder shall be entitled to subscribe for and purchase the number of shares of Common Stock set forth above at a purchase price per share (the "Price") payable in cash to the Company. As used herein, the term "Price" shall mean, with respect to the Common Stock, the average of the reported closing sale prices per share during the ten (10) consecutive trading days ending on December 29, 2000, in the over-the-counter market as quoted on the OTC Bulletin Board.

              (b) Exercise. The Holder may exercise this Warrant, in whole or in part, at any time and from time to time beginning on January 1, 2001, and ending on January 1, 2004 (the "Expiration Date"). Upon delivery of this Warrant duly executed, together with payment in cash of the Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the Holder, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock issued upon the exercise of this

Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and shall be registered under all applicable securities laws. In case of any partial exercise of this Warrant, the Company shall execute and deliver to the Holder a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. Certificates for the shares of Common Stock purchased in accordance with the above provisions shall be delivered to the Holder promptly after exercise of the purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed effective on the day on which the Holder surrenders this Warrant and pays the Price for the shares of Common Stock purchased hereunder to the Company and satisfies all of the other requirements of this Warrant. Upon such exercise, the Holder shall be deemed a shareholder of record of those shares of Common Stock for which this Warrant has been exercised with all rights of a shareholder, including, without limitation, all voting rights with respect to such shares and all rights to receive any dividends with respect to such shares.

       2. Adjustments. If this Warrant is outstanding, the Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

              (a) In case the Company shall at any time subdivide the outstanding shares of Common Stock, the Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

              (b) Upon any adjustment in the Price pursuant to Section 2(a) hereof, the Holder shall thereafter be entitled to purchase, at the adjusted Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by (i) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Price in effect immediately prior to such adjustment, and (ii) dividing the product thereof by the Price resulting from such adjustment.

              (c) In the event of the issuance of additional shares of Common Stock of the Company as a dividend on the Common Stock, from and after the record date for the determination of shareholders entitled to receive such dividend, the Holder shall be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by (i) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding convertible securities or upon exercise of any outstanding warrants, options, or rights (including those with respect to convertible securities) and (ii) adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this Section 2(c), the Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (i) the product obtained by multiplying such Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (ii) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

       3. Reorganization, Reclassification, Consolidation, or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in Section 2(a) hereof), or any consolidation or merger of the Company with another corporation, the Holder shall thereafter be entitled to receive, during the term hereof and upon payment of the Price, the number of shares of Common Stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which such Holder would have been entitled upon such reorganization, reclassification, consolidation, or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, or merger; and in any case appropriate adjustment (as determined by agreement of the Holder and the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise thereof.

       4. Notice of Adjustments. Upon any adjustment of the Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days after the Holder's request, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

       5. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder for any stock transfer tax or other expense imposed by the Company or its transfer agent in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Holder; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the Holder in person or by an attorney duly authorized in writing, and the Holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

       6. Certain Obligations of the Company. The Company shall not increase the par value of the shares of Common Stock issuable upon exercise of this Warrant so that it exceeds the then prevailing Price hereunder. Before taking any action that would cause an adjustment reducing the Price below the then par value of the shares of Common Stock issuable upon the exercise hereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Price as so adjusted.

       7. Miscellaneous.

              (a) The Company shall at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

              (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder.

              (c) No Holder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose.

              (d) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

              (e) Notwithstanding any provision hereof to the contrary, this Warrant may not be sold, transferred, assigned or otherwise disposed of unless and until (1) a registration statement under the Securities Act and such applicable state securities laws shall have become effective with regard thereto, or (2) the Company shall have received a written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such sale, transfer, assignment or other disposition does not violate the Securities Act or such applicable state securities laws.

              (f) This Warrant and the rights and obligations of the parties hereunder shall be governed by, construed under, and enforced in accordance with the laws of the State of Tennessee without regard to the conflict-of-law principles thereof.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of December 15, 2000.


                                    SCB COMPUTER TECHNOLOGY, INC.



                                    By: /s/ T. Scott Cobb
                                        T. Scott Cobb
                                        President and Chief Executive Officer



                                    By: /s/ Gordon L. Bateman
                                        Gordon L. Bateman
                                        Secretary